UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 3, 2012
(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor, New York, New York 10036
(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2012, Warren Resources, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Philip A. Epstein to serve as the Company’s Chief Executive Officer reporting to the Board of Directors, commencing on December 5, 2012 (the “Effective Date”). The Agreement provides that Mr. Epstein will also serve as a Director on the Company’s Board of Directors. On December 4, 2012, Mr. Epstein was also elected Chairman of the Board of Directors.

On the Effective Date, Espy P. Price, the Company’s interim Chairman and Chief Executive Officer stepped down from those positions, but will continue serving as a member of the Board of Directors.

Mr. Epstein, age 56, has over 20 years of experience as a senior executive in the global oil and gas industry. In 1992, Philip played an active role in the founding of Belco Oil & Gas Corp. (“Belco”) and served in senior executive positions. Belco was a leading independent oil and gas company with operations initially focused on tight gas sand reservoirs in the Moxa Arch trend of Southwest Wyoming and horizontal drilling in the Austin Chalk trend of Texas. Belco grew in four years to $105 million of EBITDA and was taken public on the NYSE in a 1996 initial public offering valuing the company at $600 million. In 1997, Belco acquired Coda Energy, Inc., a Permian Basin and Mid-Continent oil producer specializing in secondary oil recovery operations, in a $324 million transaction. In 2001, Belco merged in a stock swap with Westport Resources Corporation.

Following Belco, Philip co-founded and currently serves as Managing Director of Calypso Energy LLC, a privately held international oil and gas company which manages oil and gas drilling funds focused on the Mid-Continent and Gulf Coast areas of the United States. In 2002, Philip also expanded into the renewable energy area co-founding Superior Renewable Energy LLC, a leading wind energy developer with projects in California, New Mexico, South Dakota and Texas. Superior was sold to Babcock & Brown in 2006 in an all-cash transaction.

From 1988 to 1992, Philip practiced corporate finance and M&A law at Fried Frank Harris Shriver & Jacobson. Philip holds a B.A. from the University of Chicago, an M.A. (Oxon) in Politics and Economics from Oxford University and a J.D. from Northwestern University Law School. Philip serves as special advisor to the International Family AIDS Program and is a past Director of the Juvenile Diabetes Research Foundation (NY Chapter). In his career, Philip has been instrumental in raising and successfully deploying over $600 million in capital for both public and private companies.

The Agreement generally provides for the following key compensation and benefits to Mr. Epstein:

Base Salary and Bonus

•                  an annual base salary of $550,000

•                  an annual cash incentive opportunity with a target award equal to 100% of base salary, subject to individual and business performance goals established by the Company’s Compensation Committee

Benefits

•                  participation in the Company’s medical, dental, life and disability insurance, 401(k) plan and retirement plans on the same basis as similarly situated senior executives.

Equity Compensation

Two performance-based equity awards as follows:

•                  695,000 restricted shares of common stock granted on December 5, 2012 that will only vest to the extent the Company’s publicly traded common stock price meets hurdles ranging from $4.00 to $10.00 per share; restricted shares vest when the stock price trades at a specific hurdle for 30 consecutive trading days; and

•                  695,000 restricted shares of common stock to be granted on January 2, 2013 that will only vest to the extent the Company’s publicly traded common stock price meets hurdles ranging from $4.00 to $10.00 per share; restricted shares vest when the stock price trades at a specific hurdle for 30 consecutive trading days.

•                  Restricted shares will be forfeited to the extent stock price hurdles are not met over the next five years.

•                  Restricted shares are subject to transfer restrictions.

•                  The Company has no current plan to grant Mr. Epstein any additional equity based awards.

The foregoing does not constitute a complete summary of the terms of the equity awards, which are set forth in the form of Restricted Stock Award Agreement attached hereto as Exhibit 10.2.

In addition, if the Company terminates Mr. Epstein’s employment without Cause or he resigns for Good Reason (as such terms are defined in the Agreement), then he shall be entitled to receive the following termination payments and benefits:

•                  an amount equal to two (2) times his salary, at the rate in effect immediately prior to termination (the “Severance Payment”)

•                  (i) any accrued and unpaid salary, earned and unpaid incentive, bonus, deferred or other compensation for any completed calendar year immediately preceding the employment termination date; (ii) pro-rated bonus (based on actual business days in the fiscal year of such employment termination, divided by the total annual business days in such year) based upon actual performance; (iii) payment for any accrued and unpaid benefits pursuant to the terms of any compensation or benefit plans to the extent permitted by such plans and any accrued but unused vacation days; and (iv) any unpaid expense reimbursement (unless covered under a separate company policy) (the “Accrued Obligations”)

•                  COBRA continuation coverage paid in full by the Company for up to a maximum of eighteen (18) months following the date of termination

•                  In the event the termination occurs after the first anniversary of the Effective Date, the number of restricted shares that will be deemed vested, and only to the extent that no restricted shares have vested, will be 231,666.

In the event of a Change of Control, (1)  the Company terminates Mr. Epstein’s employment without Cause, (2) during the period commencing upon the consummation of the Change of Control and ending twenty-four (24) months thereafter, the Company or, if applicable, the surviving or successor employer (“Successor Employer”) terminates Mr. Epstein’s employment without Cause (as defined in Appendix A), or (3) during the period commencing upon the consummation of the Change of Control and ending twenty-four (24) months thereafter, Mr. Epstein resigns for Good Reason, then Mr. Epstein shall be entitled to receive the following termination payments and benefits and shall not also be eligible to receive the payments and benefits as follows:

•                  an amount equal to two and a half times the sum of (A) the Mr. Epstein’s Salary at the rate in effect immediately prior to termination, plus (B) the average amount of the annual bonus paid to the Mr. Epstein over the course of the immediately preceding fiscal years (not including 2012), up to a maximum of three (3) years, all payable to Mr. Epstein in accordance with the terms below (“CIC Severance Payment”)

•                  Accrued Obligations

•                  COBRA continuation coverage paid in full by the Company for up to a maximum of eighteen (18) months following the date of termination

•                  the number of restricted shares that will be deemed vested, and only to the extent that no restricted shares have vested, will be 231,666

The foregoing does not constitute a complete summary of the terms of the Agreement, and reference is made to the complete text of the Agreement, which is attached hereto as Exhibit 10.1.

Item 7.01.                Regulation FD Disclosure

On December 5, 2012, the Company issued a press release announcing the appointment of Philip A. Epstein as Chairman and Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description

10.1	Philip A. Epstein Employment Agreement dated December 3, 2012
10.2	Form of Restricted Stock Award Agreement
99.1	Press Release dated December 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 7, 2012

WARREN RESOURCES, INC.
(Registrant)

	By:	/s/ David E. Fleming
David E. Fleming,
Senior Vice President,
General Counsel & Secretary

Exhibit No.	Description

10.1	Philip A. Epstein Employment Agreement dated December 3, 2012
10.2	Form of Restricted Stock Award Agreement
99.1	Press Release dated December 5, 2012